                                                                  Exhibit (i)(6)

Bell,  Boyd & Lloyd LLC                            THREE FIRST NATIONAL PLAZA
                                                   70 WEST MADISON STREET, SUITE
                                                   3300
                                                   CHICAGO, ILLINOIS 60602-4207
                                                   312.372.1121 FAX 312.372.2098

                                                   OFFICES IN CHICAGO
                                                   AND WASHINGTON, D.C.


                                January 26, 2004


     As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:

     SERIES                                  DATE OF OPINION            DATE OF FILING
     ------                                  ---------------            --------------
The Oakmark International Fund               July 23, 1992              February 28, 1997
The Oakmark Small Cap Fund                   September 20, 1995         February 28, 1997
The Oakmark Equity and Income Fund           September 20, 1995         February 28, 1997
The Oakmark International Small Cap Fund     September 20, 1995         February 28, 1997
The Oakmark Select Fund                      October 22, 1996           October 23, 1996
The Oakmark Fund                             November 1, 1998           November 5, 1998
The Oakmark Global Fund                      May 21, 1999               May 21, 1999

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                      /s/ Bell, Boyd & Lloyd LLC